Exhibit 99.1
McKesson Announces Planned CFO Transition
Britt Vitalone announces retirement, Kenny Cheung named as successor

IRVING, Texas — March 5, 2026 — McKesson Corporation (NYSE: MCK) today announced Britt Vitalone, Executive Vice President and Chief Financial Officer (CFO), has elected to retire after a successful and distinguished 20-year career with the company, including more than eight years as CFO. Looking ahead, Kenny Cheung will join McKesson as Executive Vice President and CFO, effective May 29, 2026.

“Britt is an exceptional partner and leader. He has been instrumental in advancing the company’s financial performance, engaging with shareholders, and instilling a culture of financial discipline,” said Brian Tyler, Chief Executive Officer, McKesson Corporation. “He has consistently emphasized aligning strategy with execution. His financial stewardship and disciplined approach to capital allocation have driven meaningful value creation and helped strengthen our financial foundation and evolve our portfolio to position McKesson for long-term success. I’m deeply grateful for his leadership and the impact it has had on the company.”

Vitalone’s care and commitment to McKesson continues. While he will retire as the CFO, he will continue his work with McKesson, thereafter, as a strategic advisor to support a smooth transition and the planned separation of McKesson’s Medical Surgical Solutions.

The Path Forward

Cheung joins McKesson from Sysco, where he served as Executive Vice President and Chief Financial Officer, overseeing global financial planning and analysis, accounting, audit, tax, and corporate finance.

The leadership transition comes as McKesson continues to execute its strategy and deliver strong performance. In its third quarter earnings announcement, the company delivered another strong quarter, reporting record revenue and adjusted operating profit, reflecting continued momentum across its oncology and multispecialty and biopharma services platforms, along with strength in the core distribution businesses.

Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by their use of terminology such as “believes,” “expects,” “anticipates,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “projects,” “plans,” “estimates,” “targets,” or the negative of these words or other comparable terminology. Any discussion of leadership transitions, the company’s intent to separate its Medical Surgical Solutions segment into an independent company, other anticipated or completed transactions, financial outlook, guidance, trends, strategy, plans, assumptions, expectations, commitments, and intentions may also include forward-looking statements. Readers should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, McKesson undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, or implied. Although it is not possible to predict or identify all such risks and uncertainties, we encourage investors to read the risk factors described in McKesson’s publicly available filings with the Securities and Exchange Commission and news releases.

These risk factors include, but are not limited to: we experience costly and disruptive legal disputes and settlements, including regarding our role in distributing controlled substances such as opioids; we experience losses not covered by insurance or indemnification; we are subject to frequently changing, extensive, complex, and challenging healthcare and other laws and policies; we from time to time record significant charges from impairment to goodwill, intangibles, and other long-lived assets; we experience cybersecurity incidents that might significantly compromise our technology systems or might result in material data breaches; we experience significant problems with information systems or networks; we may be unsuccessful in achieving our strategic growth objectives; we may be unsuccessful in our efforts to implement initiatives to reduce or optimize our costs; we might be unable to successfully complete or integrate acquisitions or other strategic transactions, especially in the timeframes noted; we may not receive anticipated benefits from acquisitions or other strategic transactions; we might be adversely impacted by delays or other difficulties with divestitures; we are impacted by customer purchase reductions, contract non-renewals, payment defaults, and bankruptcies; our contracts with government entities involve funding, payment and compliance risks; we might be harmed by changes in our relationships or contracts with suppliers; our use of third-party data is subject to risks and limitations that could impede the growth of our data services business; we might be unable to successfully recruit and retain qualified employees; we might be adversely impacted by healthcare reform such as changes in pricing and reimbursement models; we might be adversely impacted by competition and industry consolidation; we are adversely impacted by changes or disruptions in product supply and have difficulties in sourcing or selling products due to a variety of causes; we are adversely impacted as a result of our distribution of generic pharmaceuticals; we are adversely impacted by changes in the economic environments in which we operate; changes affecting capital and credit markets might impede access to credit, increase borrowing costs, and disrupt banking services for us and our customers and suppliers; we might be adversely impacted by changes in tax legislation or challenges to our tax positions; we might be adversely impacted by conditions and events outside of our control, such as widespread public health issues, natural disasters, and geopolitical factors; we may be adversely affected by global climate change or by regulatory or market responses to such change; and evolving expectations and regulatory requirements related to governance and sustainability matters may have an adverse effect on our business, financial condition, and results of operations and damage our reputation.

About McKesson Corporation
McKesson Corporation is a diversified healthcare services leader dedicated to advancing health outcomes for patients everywhere. Our teams partner with biopharma companies, care providers, pharmacies, manufacturers, governments, and others to deliver insights, products and services to help make quality care more accessible and affordable. Learn more about how McKesson is impacting virtually every aspect of healthcare at McKesson.com and read Our Stories.

Contacts
Investors
Investors@McKesson.com

Media Relations
MediaRelations@McKesson.com